EXHIBIT 10.37

FIRST AMENDMENT TO
CALIFORNIA RESOURCES CORPORATION
LONG-TERM INCENTIVE PLAN
(As Amended and Restated Effective as of May 4, 2016)
WHEREAS, CALIFORNIA RESOURCES CORPORATION (the “Company”) has heretofore adopted the CALIFORNIA RESOURCES CORPORATION LONG-TERM INCENTIVE PLAN, as amended and restated effective as of May 4, 2016 (the “Plan”); and
WHEREAS, the Company desires to amend the Plan in certain respects;
NOW, THEREFORE, the Plan shall be amended as follows:
1.    The fifth sentence of Section 5.8 of the Plan shall be deleted and the following shall be substituted therefor:
“Notwithstanding the preceding provisions of this Section 5.8, withholding taxes may be based on rates in excess of the minimum required tax withholding rates if the Committee (a) determines, with respect to an award granted to an Eligible Person who is not a non-employee Director, that such withholding would not result in adverse accounting, tax or other consequences to the Company or any Affiliate (other than immaterial administrative, reporting or similar consequences) and (b) authorizes withholding at such greater rates.”
2.    As amended hereby, the Plan is specifically ratified and reaffirmed.